UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 11, 2009

MDRNA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425 908 3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2009, the Board of Directors (the "Board") of MDRNA, Inc. (the "Company"), upon recommendation of the Nominating and Corporate Governance Committee of the Board, increased the size of the Board from five (5) members to six (6) members pursuant to Article II, Section 2 of the Amended and Restated By-Laws of the Company (the "By-Laws"), and elected James M. Karis to fill such vacancy pursuant to Article II, Section 5 of the By-Laws, effective immediately, with a term expiring at the annual meeting of stockholders to be held in 2010. Mr. Karis was also appointed to serve as a member of each of the Board’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

In connection with his election to the Board, Mr. Karis received a stock option grant for 34,500 shares of the Company’s common stock with an exercise price equal to the closing price of the common stock on the NASDAQ Global Market on August 11, 2009, all of which will vest on August 11, 2010. He will be compensated as a director pursuant to the Company’s compensation policy for non-employee directors, which is described in the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on May 27, 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDRNA, Inc.

August 11, 2009	By:	/s/ J. Michael French

Name: J. Michael French
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of MDRNA, Inc. dated August 11, 2009